UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 14, 2009

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23 0.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Effective August 14, 2009, Branch Bank assumed all deposits and acquired certain assets and liabilities of Colonial Bank, an Alabama state-chartered bank headquartered in Montgomery, Alabama (“Colonial Bank”), from the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Colonial Bank (the “Acquisition”), pursuant to the terms of a purchase and assumption agreement entered into by Branch Bank and the FDIC on August 14, 2009 (the “Agreement”).

Under the terms of the Agreement, Branch Bank acquired approximately $21.8 billion in assets, including approximately $14.2 billion in loans held and other real estate owned by Colonial Bank, $4.0 billion of marketable securities, $1.5 billion of cash and cash equivalents (excluding cash paid by the FDIC to complete the Acquisition) and $2.1 billion of other assets. Branch Bank also assumed approximately $23.7 billion in liabilities, including approximately $20.1 billion in customer deposits, $3.3 billion in liabilities to the Federal Home Loan Bank and $263 million in securities repurchase obligations. No other assets were acquired or liabilities assumed from Colonial Bank or its parent entity, Colonial BancGroup, Inc. The deposits were acquired at a premium of 2.77% (except for brokered deposits, CDARS and any market place or similar subscription services deposits, which were acquired without a premium) and certain loans were acquired at a discount to Colonial Bank’s historic book value as of June 30, 2009 of approximately $4.5 billion, subject to customary adjustments. In connection with the Acquisition, the FDIC will make a payment to Branch Bank in the amount of approximately $3.5 billion, subject to a customary post-closing adjustment based upon the final closing date balance sheet for Colonial Bank. The terms of the Agreement provide for the FDIC to indemnify Branch Bank against claims with respect to liabilities and assets of Colonial Bank or any of its affiliates not assumed or otherwise purchased by Branch Bank and with respect to claims made by shareholders of Colonial BancGroup, Inc.

In connection with the Acquisition, Branch Bank entered into loss sharing agreements with the FDIC that collectively cover approximately $3.5 billion of single family residential mortgage loans and other real estate owned and approximately $10.8 billion of construction, commercial real estate and commercial and industrial loans and securities and other commercial assets (referred to collectively as “covered assets”). Certain other assets of Colonial Bank were acquired by Branch Bank and valued at approximately $5.9 billion that are not covered by loss sharing agreements with the FDIC. These assets include approximately $3.8 billion of marketable securities purchased at fair market value and approximately $220 million of consumer loans (other than single-family residential mortgage loans).

Pursuant to the terms of the loss sharing agreements, the FDIC’s obligation to reimburse Branch Bank for losses with respect to covered assets begins with the first dollar of loss incurred. The FDIC will reimburse Branch Bank for 80% of losses of up to $5 billion with respect to covered assets. The FDIC will reimburse Branch Bank for 95% of losses in excess of $5 billion with respect to covered assets. Branch Bank will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid Branch Bank 80% reimbursement under the loss sharing agreements, and for 95% of recoveries with respect to losses for which the FDIC paid Branch Bank 95% reimbursement under the loss sharing agreements. The loss sharing agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and Branch Bank reimbursement to the FDIC, in each case as described above, for ten years. The loss sharing agreement applicable to commercial loans and securities provides for FDIC loss sharing for five years and Branch Bank reimbursement to the FDIC for eight years, in each case as described above.

In addition, on October 15, 2019 (the “True-Up Measurement Date”), Branch Bank has agreed to pay to the FDIC 55% of the excess, if any, of (1) $1 billion less (2) the sum of (a) 25% of (i) the aggregate of all of the payments made or payable to Branch Bank under the Shared-Loss Agreements minus (ii) the aggregate of all of the payments made or payable to the FDIC under the Shared-Loss Agreements plus (b) 20% of the sum of the period servicing amounts for every consecutive twelve-month period prior to and ending on the True-Up Measurement Date in respect of each of the shared loss agreements during which the applicable shared loss agreement is in effect (with such period servicing amounts to equal, for any twelve-month period with respect to which respect to each of the shared loss agreements during which such shared loss agreement is in effect, the product of the simple average of the principal amount of shared loss loans and shared loss assets (other than the shared-loss securities) at the beginning and end of such period and 2%).

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement and certain exhibits attached thereto, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

ITEM 2.01 Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

ITEM 7.01 Regulation FD Disclosure

On August 14, 2009, BB&T issued a press release announcing the Acquisition. A copy of this press release has been attached as Exhibit 99.1 to this Current Report and incorporated by reference herein.

On August 17, 2009, BB&T issued a press release announcing the commencement of a public offering of its common stock. A copy of the press release with respect to the public offering has been attached as Exhibit 99.2 to this Current Report and incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than October 30, 2009.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than October 30, 2009.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Colonial Bank, Montgomery, Alabama, the Federal Deposit Insurance Corporation and Branch Banking and Trust Company, dated as of August 14, 2009.

99.1	Press Release announcing the Acquisition, dated August 14, 2009.

99.2	Press Release announcing the common stock offering, dated August 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Frances B. Jones
Frances B. Jones
Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance
Officer

Date: August 17, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Colonial Bank, Montgomery, Alabama, the Federal Deposit Insurance Corporation and Branch Banking and Trust Company, dated as of August 14, 2009.

99.1	Press Release announcing the Acquisition, dated August 14, 2009.

99.2	Press Release announcing the common stock offering, dated August 17, 2009.